DRIVER MANAGEMENT

First United:
Still No Strategy

October 30, 2019

DISCLAIMER

The analyses and conclusions of Driver Management Company LLC ("Driver") contained in this presentation are based on publicly available information. Driver recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead these companies to disagree with Driver's analysis, conclusions and opinions. All information contained in this presentation is provided for informational purposes only and should not be deemed as a recommendation to buy or sell any security mentioned. All investments are speculative and entail substantial risks, including volatility and the loss of principal.

Certain information contained in this presentation, including estimates and projections prepared with respect thereto, among other things, the historical and anticipated operating performance of the companies discussed in this presentation, access to capital markets, market conditions and the values of assets and liabilities, constitute "forward-looking statements." Forward-looking statements can be identified by the use of forward-looking terminology such as "may", "will", "should", "expect", "anticipate", "target", "project", "estimate", "intend", "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. No representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of such statements, estimates or projections or with respect to any other materials in this presentation, and Driver disclaims any liability with respect thereto. Due to various risks and uncertainties, actual events or results and actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Driver also disclaims any obligation to update, modify or amend this presentation in the event that any matter stated herein, or any statement, projection, estimate or other information changes or subsequently becomes inaccurate.

Funds managed by Driver and its affiliates are invested in First United Corporation ("FUNC") common stock. Driver manages funds and accounts that are in the business of buying and selling securities and financial instruments. There may be developments in the future that cause Driver to change its position regarding FUNC. Driver may buy, sell, cover or otherwise change the form of its investment in FUNC for any or no reason and disclaims any duty to provide any update to the manner or type of any Driver investment, except to the extent required by law.

References in this presentation and comparisons to geographic peers of FUNC generally refer to ACNB, CBFV, CHMG, CZNC, CVLY, ESSA, FMNB, FCBC, FNCB, FRAF, MPB, MVBF, NKSH, NWFL, OPOF, ORRF, PWOD, PFIS, FRBK, RIVE, SLCT and SHBI, unless the context of the reference or comparison states otherwise. References in this presentation and comparisons to national peers of FUNC generally refer to publicly listed U.S. banks between $1B and $3B in assets, unless the context of the reference or comparison states otherwise. References in this presentation and comparisons to logical acquirers of FUNC generally refer to selected banks that Driver believes would be interested in acquiring FUNC, unless the context of the reference or comparison states otherwise.

FIRST UNITED'S 10/24 INVESTOR DECK MAKES ONE THING CLEAR: THE BANK STILL HAS NO STANDALONE STRATEGY

Merriam-Webster: Kids Definition of *strategy*

strategy noun

strat·e·gy | \ ˈstra-tə-jē \

plural **strategies**

Kids Definition of *strategy*

: a carefully developed plan or method for achieving a goal or the skill in developing and undertaking such a plan or method

// We learned *strategies* for improving business.

What First United's Strategy Might Have Included

- ✓ *Financial targets* for key performance metrics
- ✓ Loan and deposit *growth expectations*
- ✓ *Plan for scaling organically* without sacrificing credit quality
- ✓ Clear and identifiable *ways to achieve stated targets*
- ✓ *Cost / benefit analyses* for any initiatives planned or undertaken
- ✓ Evaluation of *strengths and weaknesses compared to peers*
- ✓ *Realistic assessment of time and risk* to execute standalone plan
- ✓ *Analysis of standalone vs sale / merger value*

What First United Actually Gave Us

- × No financial targets
- × No growth expectations
- × No peer comparisons for key operating metrics
- × No standalone plan to support current share price, let alone sale value

Source: https://www.merriam-webster.com/dictionary/strategy; https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm

FIRST UNITED'S "KEY INITIATIVES AND STRATEGIC PRIORITIES" CONTAIN NO SPECIFICS OR FINANCIAL TARGETS


Driver comments
Key Initiatives and Strategic Priorities
Focus on increasing core earnings through regionalized plans to enhance efficiency and grow revenue
This is worrisome
Enhance Efficiency
Head-count reduction opportunities identified and enacted
Restructuring and consolidation of regional operating structure
Leverage technology to improve processes and procedures
Negotiating key contracts
Leverage Branding Initiative
Leverage branch transformation, branding initiatives and investments in technology to further penetrate customer base
Present imagery of being current and relevant for changing banking preferences
Grow revenue through improved branch productivity and profitability
Enhance Customer Experience
Utilize relationship advisor model to provide a seamless customer experience across our business lines
Implement regionalized approach with team-based incentives
Serve clients with uncommon commitment to service and customized financial solutions
Strategic Growth
Identify and expand into new markets through our efficient financial center model
Opportunistically identify and hire banking talent
Evaluate strategic acquisition opportunities, including banking and wealth management companies
Enhance consumer and small business lending via branch network and focus on Community Oriented Business Owner
What does this mean?
7

Issues With First United's Presentation

- Beyond the voluntary separation program (which we estimate will have a minimal impact on earnings), there are *no specific plans or any financial targets* for investors to evaluate
- While some of these plans sound nice in theory – for example, "grow revenue through improved branch productivity and profitability" – we wonder *what exactly First United is going to do differently now from what it has done in the past* to achieve these goals?
- We also wonder *what will differentiate First United* from all of the other community banks that are also looking to "opportunistically identify and hire banking talent" or "further penetrate [the] customer base"
- Some of First United's plans are *worrisome*, including their desire to "identify and expand into new markets" and "evaluate strategic acquisition opportunities" – haven't we seen this before?

Source: https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm

FIRST UNITED CONTINUES TO DODGE *THE KEY QUESTION* OF HOW SHAREHOLDERS ARE BETTER OFF ON A STANDALONE BASIS THAN IN A SALE

A sale / merger would benefit all shareholders and create a stronger, healthier bank

	Standalone	Sale / Merger(1)	Sale / Merger Better?	Key Sale / Merger Benefits
Share Price *$23.45 on 10/29*	$16.80-$19.00(2)	$26.00-$33.00	✓	▪ ~55-95% premium to unaffected price before realizing any merger benefits ▪ Current price could fall 20%+ if no sale
Quarterly Dividend	13 cents	~20-30 cents(3)	✓	▪ ~50-130% increase in the dividend ▪ Combined earnings can support future dividend increases
Daily Trading Volume	~17k shares(4)	Higher	✓	▪ Trading volume for First United's logical acquirers is 3-30x greater
Efficiency Ratio	~70%	~50-55%(5)	✓	▪ Enhanced operating leverage through cost savings and greater scale
Return on Assets	~0.70-0.90%	~1.15-1.75%(5)	✓	▪ Transforms bottom tier performer into top tier bank
Non-performing Assets / Assets	1.14%(6)	Lower	✓	▪ Combined bank would have better asset quality after fair value marks

(1) Driver analyzed potential mergers involving First United and various logical acquirers. Conclusions are based on the results of this analysis
(2) Low end is First United's share price on 3/25/19, the day prior to Driver's initial notice of exempt solicitation (https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm). High end is estimated based on First United's 3/25/19 P/E multiple of 11.1x and its standalone LTM core earnings through 9/30/19 adjusted for the announced impact of the voluntary employee separation program (see page 6 for more detail)
(3) Assumes all-stock merger valuing First United at $28.00 per share and no change to the acquiring bank's dividend. Range reflects merger with various logical acquirers
(4) First United's average daily trading volume from 3/25/18 to 3/25/19, the day prior to Driver's initial notice of exempt solicitation (https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm)
(5) Range reflects merger with various logical acquirers. Assumes 40% cost savings (cost savings in bank M&A deals announced YTD ranged from ~15% to 60%)
(6) See page 13 of First United's 10/24/19 investor presentation (https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm)

FIRST UNITED IS *FAILING ALL OF ITS STAKEHOLDERS* BY STUBBORNLY REFUSING TO MERGE INTO A STRONGER, HEALTHIER BANK

A transaction with a stronger bank and leadership team would benefit all stakeholders

Shareholders

- ✓ Massive increase in share value
- ✓ Massive increase in dividend
- ✓ Massive profitability improvement
- ✓ Increased trading liquidity
- ✓ Reduction in problem assets ratios
- ✓ Stronger leadership
- ✓ Less reliance on participations and loan pool purchases to grow
- ✓ Increased geographic diversification

Customers

- ✓ More deposit products and services
- ✓ More loan products and services
- ✓ More $ to spend on technology improvements
- ✓ Healthier bank that's less susceptible to a downturn
- ✓ Higher legal lending limit
- ✓ Stronger leadership
- ✓ Same community bank feel – customer-facing employees typically retained

Employees

- ✓ Better long-term prospects for retained First United employees
- ✓ Healthier bank that's less susceptible to a downturn
- ✓ Stronger, more focused leadership team
- ✓ Better infrastructure and technology to support and grow customer base
- ✓ Wealth creation through ownership in stronger combined institution
- ✓ Job losses should primarily impact senior management and back office

FIRST UNITED'S ONLY CONCRETE CHANGE TO BUSINESS AS USUAL IS A VOLUNTARY SEPARATION PROGRAM THAT WILL NOT EVEN REMOTELY SUPPORT THE CURRENT SHARE PRICE

Our analysis indicates that First United's stock price could drop by at least 20% if it doesn't sell vs the more than 20% upside remaining in a sale – a total swing of more than 40%

Earnings Valuation

	Separation Program	Sale / Merger
LTM Pre-Tax Pre-Provision Income	$16.3	$16.3
Subtract: Normalized Provision[1]	(2.3)	(2.3)
LTM Adjusted Pre-Tax Income	$14.0	$14.0
Add: Pre-Tax Cost Savings[2]	1.4	18.0
LTM Adjusted Pre-Tax Income After Savings	$15.4	$32.0
LTM Adjusted Net Income After Savings	$12.2	$25.3
Adjusted ROAA After Savings	0.87%	1.81%
EPS After Savings	$1.71	$3.56
P/E Multiple[3]	11.1x	8.0x
Implied Price	$19.04	$28.48
Current Share Price (10/29/19)	$23.45	$23.45
Impact vs Current Share Price	-18.8%	21.5%

Net Synergies Valuation

	Separation Program	Sale / Merger
Pre-Tax Savings[2]	$1.4	$18.0
After-Tax Savings	$1.1	$14.2
P/E Multiple[3]	11.1x	8.0x
Present Value of Savings	$12.3	$114.0
After-Tax One-Time Costs[4]	$0.4	$24.9
Net Value Creation	$11.9	$89.0
Shares Outstanding	7.1	7.1
Net Value Creation Per Share	$1.68	$12.53
Unaffected Share Price (3/25/19)	$16.80	$16.80
Implied Share Price	$18.48	$29.33
Current Share Price (10/29/19)	$23.45	$23.45
Impact vs Current Share Price	-21.2%	25.1%

Source: First United's Q3 2019 earnings release (http://investors.mybank.com/Cache/400545824.pdf)

(1) Normalized provision is First United's average provision expense over the last five years (2014-2018)

(2) Merger savings equal 40% of First United's LTM operating expenses through 9/30/19 (cost savings in bank M&A deals announced YTD ranged from ~15% to 60%)

(3) First United's standalone P/E multiple of 11.1x equals its unaffected share price of $16.80 on 3/25/19 divided by its 2018 earnings per share of $1.51. 8.0x multiple of adjusted net income after savings is based on comparable transactions and generally ranges from the high single digits to low double digits

(4) Estimated gross severance for the Voluntary Separation Program equals $100k net severance plus one quarter of $1.4M annual savings, net of taxes assuming a 21% tax rate. Merger charges equal to 1.75x after-tax cost savings based on comparable transactions

FIRST UNITED'S RECENT STOCK PERFORMANCE REFLECTS ITS CHEAP VALUATION AND POTENTIAL SALE VALUE, NOT MANAGERIAL PROWESS


Driver comments
FUNC Total Shareholder Returns Relative to Peers(1)
We have outperformed our peers and the broader market under Carissa Rodeheaver's leadership
1-Year | 3-Year | CEO Tenure(2) | 5-Year
First United | 19.4% | 84.3% | 122.9% | 187.8%
SNL Bank Index | (6.4%) | 35.7% | 47.4% | 84.1%
S&P 500 Index | 2.2% | 37.3% | 43.6% | 50.9%
• Publicly traded on the NASDAQ ("FUNC")
• Market capitalization: ~$160MM
• Reinstituted dividend in Q2 2018
• Increased latest dividend 44% to $0.13 per share
- Performance includes impact of Driver's calls for a sale starting 3/26/19
- First United traded below TBV for a lot of this time, attracting value investors
- Massively underperformed prior to this period
- Still 35% below $0.20 pre-crisis dividend
- Unclear whether earnings will support future increases
160.0%
120.0%
80.0%
40.0%
0.0%
(40.0%)
4

Issues With First United's Presentation

- First United's recent stock performance cannot be evaluated outside the context of the losses and consequent value destruction it inflicted on shareholders in the years before:
  - First United's *stock price hit rock bottom* after the financial crisis, making it *one of the lowest valued stocks* in the bank sector
  - At the same time, regulators forced the bank to stop paying a common stock dividend, further pressuring the stock
  - Many investors bought the stock when it was *trading below tangible book value* with the view that it should be *worth at least tangible book value on a standalone basis and even more in a sale*
  - The stock subsequently ran up from a *discount to tangible book value* to *barely north of tangible book value* on 3/25/19(1)
  - Even after its run-up through 3/25/19(1), First United's stock was only trading at 1.12x tangible book value due to the bank's *sub-par performance metrics*
- First United *cannot depend on cheapness to drive future outperformance*, especially if the bank takes a "forever independent" position, alienating the many investors who bought the stock on the *expectation of a sale*

Source: https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm

(1) The day prior to Driver's initial notice of exempt solicitation (https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm)

FIRST UNITED WANTS INVESTORS TO APPLAUD THE BANK FOR BOUNCING AFTER HITTING ROCK BOTTOM

First United Suffered Massive Self-Inflicted Wounds[1]


FUNC
SNL US Bank $1B-$5B Index
+33%
-56%
Oct-08
Mar-09
Aug-09
Jan-10
Jun-10
Nov-10
Apr-11
Sep-11
Feb-12
Jul-12
Dec-12
May-13
Oct-13
Mar-14

Making First United One of the Lowest Valued Banks

Bottom 5 Banks By P/TBV at 3/25/14 (Out of 149 Banks)[2]		
145	Intervest Bankshares	0.85x
146	Colony Bankcorp	0.85x
147	**First United**	**0.83x**
148	Summit Financial	0.82x
149	Limestone Bancorp	Negative
	SNL U.S. Bank $1B-$5B Index	**1.93x**

Enabling it to Outperform the Higher Valued Index[3]


FUNC
SNL US Bank $1B-$5B Index
+113%
+57%
Mar-14
Aug-14
Jan-15
Jun-15
Nov-15
Apr-16
Sep-16
Feb-17
Jul-17
Dec-17
May-18
Oct-18
Mar-19

But Not its Lower Valued Peers[3]


NA
(Acquired)
173%
168%
162%
113%
Intervest
Colony
Summit
Limestone
First United

Source: S&P Global Market Intelligence; https://www.sec.gov/Archives/edgar/data/763907/000114420408058105/v129082_8k.htm

(1) Total shareholder return from 10/15/08 (one day before First United announced an elevated Q3 2008 provision expense) to 3/25/14 (beginning of latest unaffected 5-year total shareholder return measurement period)

(2) Includes publicly listed U.S. banks between $1B and $5B in assets at 12/31/13. P/TBV multiple at 3/25/14 (beginning of latest unaffected 5-year total shareholder return measurement period)

(3) Unaffected 5-year total shareholder return ending 3/25/19, the day prior to Driver's initial notice of exempt solicitation (https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm)

FIRST UNITED'S STOCK STILL HASN'T RECOVERED FROM THE FINANCIAL CRISIS WHILE PEERS HAVE THRIVED

First United's Total Shareholder Return Since the Financial Crisis(1)


FUNC
SNL US Bank $1B-$5B Index
150%
100%
50%
0%
-50%
-100%
+109%
-6%
Oct-08
Mar-09
Aug-09
Jan-10
Jun-10
Nov-10
Apr-11
Sep-11
Feb-12
Jul-12
Dec-12
May-13
Oct-13
Mar-14
Aug-14
Jan-15
Jun-15
Nov-15
Apr-16
Sep-16
Feb-17
Jul-17
Dec-17
May-18
Oct-18
Mar-19

First United's P/TBV Multiple Remains Among the Lowest in the Banking Sector(1)


FUNC
SNL US Bank $1B-$5B Index
2.40x
1.90x
1.40x
0.90x
0.40x
(0.10)
1.57x
1.12x
Oct-08
Mar-09
Aug-09
Jan-10
Jun-10
Nov-10
Apr-11
Sep-11
Feb-12
Jul-12
Dec-12
May-13
Oct-13
Mar-14
Aug-14
Jan-15
Jun-15
Nov-15
Apr-16
Sep-16
Feb-17
Jul-17
Dec-17
May-18
Oct-18
Mar-19

Source: S&P Global Market Intelligence

(1) From 10/15/08 (one day before First United announced an elevated Q3 2008 provision expense) to 3/25/19, the day prior to Driver's initial notice of exempt solicitation (https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm)

FIRST UNITED HAS TRADED BELOW TANGIBLE BOOK VALUE FOR THE VAST MAJORITY OF THE LAST DECADE

130

- 130 publicly listed U.S. banks between $1B and $3B in assets[(1)]

5

- ***Only 5 of 130*** banks have spent more days over the last decade trading below tangible book value

71%

- First United has traded below tangible book value ***71% of the last 10 years***, putting it in the ***bottom 5%*** of all banks

Source: S&P Global Market Intelligence

(1) Includes publicly listed U.S. banks between $1B and $3B in assets at 6/30/19

FIRST UNITED'S FINANCIAL HIGHLIGHTS ARE ANYTHING BUT


Driver comments
Financial Highlights
Loans (MMs)
3.7% CAGR
$839
$997
12/31/14
9/30/19
Deposits (MMs)
3.2% CAGR
$961
$1,137
12/31/14
9/30/19
TBV Per Share
1.1% CAGR
$14.62
12/31/07
$10.92
$16.65
12/31/14
9/30/19
NIM (LTM)
3.01%
3.69%
12/31/14
9/30/19
Efficiency Ratio (LTM)
60%
2007
74.2%
67.8%
69% without one-time insurance proceeds
56%
Logical Acquirers
12/31/14
9/30/19
Earnings Per Share (LTM)
-1.3% CAGR
$0.48
$1.78
$2.08
2007
12/31/14
9/30/19
TCE/TA
5.15%
8.28%
9.9%
Geographic Peers
12/31/14
9/30/19
NPAs/Assets
3.07%
1.14%
0.59%
Geographic Peers
12/31/14
9/30/19
NCOs/Avg. Loans (LTM)
0.49%
-0.01%
12/31/14
9/30/19
ROAA and ROATCE vs peers?
13

Issues With First United's Presentation

- First United conveniently presents its financial performance *starting right after the bank hit rock bottom* due to poor decisions that inflicted severe losses
- These improvements were *not the result of a change in strategy, direction or leadership* – the bank was simply benefiting from an improving macro picture and a more benign credit environment
- First United also *conveniently fails to compare its performance metrics to those of peers*, presumably because they would have a hard time finding a peer group that makes their performance look acceptable
- In particular, First United boasts a bloated expense base, bottom tier return on assets and weak loan growth, each of which falls well below the geographic peer median
- First United's inability to grow loans organically – instead using participations and loan pool purchases to grow – is particularly worrisome given that First United needs scale in order to leverage its expense base
- The bottom line is we see very few levers to drive increased earnings as the bank faces both margin and growth headwinds

Source: https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm
Note: Based on peer Q3 2019 data available as of 10/29/19

FIRST UNITED'S PROFITABILITY HAS ALWAYS LAGGED PEERS AND LOGICAL ACQUIRERS

Core Return on Average Assets

- First United's poor decision making led to massive losses that nearly wiped out the bank
- Ironically, those losses set First United up for "outperformance" during the recovery

- First United's period of stock outperformance came right after hitting rock bottom
- The bank's profitability is still far below peers and logical acquirers (even further below than it was prior to the crisis)



1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
-0.25%
1.04%
1.06%
1.15%
0.97%
0.64%
0.99%
0.98%
1.00%
0.66%
0.42%
-0.16%
0.16%
0.23%
0.48%
0.40%
0.37%
0.52%
0.65%
0.81%
0.82%
1.38%
1.19%
1.06%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
YTD 2019
FUNC
Geographic Peer Median
Geographic Peer Top Quartile
Logical Acquirers

Source: S&P Global Market Intelligence
Note: YTD 2019 is through 6/30/19 due to incomplete peer data for Q3 2019; core return on average assets excludes securities gains, nonrecurring revenues and expenses and amortization of intangibles

FIRST UNITED'S WEAK RESULTS ARE PRIMARILY DRIVEN BY A LACK OF OPERATING LEVERAGE DUE TO POOR EXPENSE CONTROL AND INSUFFICIENT SCALE

Efficiency Ratio



- First United's efficiency ratio rose astronomically during the financial crisis
- Despite some improvement, First United's efficiency ratio remains well above peers and logical acquirers
- Further improvements will be difficult given revenue headwinds
80.0%
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
59.1%
59.4%
61.8%
64.9%
71.3%
61.6%
61.9%
60.4%
57.2%
62.8%
74.7%
73.9%
71.5%
74.2%
74.8%
78.1%
73.2%
71.1%
70.3%
69.2%
65.5%
60.2%
54.6%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
YTD 2019
FUNC
Geographic Peer Median
Geographic Peer Top Quartile
Logical Acquirers

Source: S&P Global Market Intelligence
Note: YTD 2019 is through 6/30/19 due to incomplete peer data for Q3 2019; efficiency ratio is noninterest expenses as a percentage of operating revenues (lower is better)

FIRST UNITED HAS SHOWN IT CANNOT SCALE ORGANICALLY

First United Gross Loans ($M)



Period CAGR: 2.6%
$615
$610
$666
$792
$911
$961
$964
$1,043
$1,135
$1,122
$1,010
$939
$875
$810
$840
$879
$892
$892
$1,007
$997
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019 Q3

5-Year Gross Loan CAGR(1)



4.0%
11.5%
12.6%
9.2%
First United
Geographic Peers
National Peers
Logical Acquirers

Weak organic loan growth will make it very difficult for First United to create positive operating leverage

Source: S&P Global Market Intelligence

(1) For the five years ended 6/30/19 due to incomplete peer data for Q3 2019

NO LEVERS TO INCREASE PROFITABILITY PLUS NO ABILITY TO SCALE ORGANICALLY EQUALS NO PLAN TO DRIVE VALUE

Profitability Headwinds

- Margin headwinds
- Cost of regulatory compliance
- Cost of technology investments
- Cost of professional advisors?

\+

Low or Bad Growth

- Buying loan pools
- Buying loan participations
- Lending in new markets
- Ill-conceived acquisitions
- Increased construction lending

Future Value Destruction

WE AGREE THAT FIRST UNITED COULD USE A RENOVATION BUT WOULDN'T HAVE FOCUSED ON THE BRANCHES

We actually preferred the branches before...



Branding & Customer Experience
Branding Examples
Sabraton Lobby Before and After
Riverside Lobby Before and After
First United
Bank & Trust
First United

Source: https://www.sec.gov/Archives/edgar/data/763907/000110465919056000/tm1920882d1_ex99-1.htm

...but this board could use a renovation

www.RenovateMyBank.com



Back Row: I. Robert Rudy, Hoye Andrew Walls, III, Brian R. Boal, John W. McCullough, Gary R. Ruddell
Front Row: Robert W. Kurtz, M. Kathryn Burkey, Carissa L. Rodeheaver, Marisa A. Shockley, Robert G. Stuck
Not Pictured: Elaine L. McDonald, John F. Barr
FIRST UNITED CORPORATION
BOARD OF DIRECTORS